    As filed with the Securities and Exchange Commission on October 2, 1998
                                                Registration No. 333-
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                                 UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549

                               ---------------

                                  FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                     HAWAIIAN NATURAL WATER COMPANY, INC.
            (Exact name of Registrant as specified in its charter)

             HAWAII                                  99-0314848
  (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)              Identification Number)

    248 MOKAUEA STREET, HONOLULU, HAWAII                96819
  (Address of principal executive offices)            (Zip Code)

                     HAWAIIAN NATURAL WATER COMPANY, INC.
                          1998 STOCK OPTION PLAN
                         (Full title of the plan)

                                 MARCUS BENDER
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     HAWAIIAN NATURAL WATER COMPANY, INC.
                              248 MOKAUEA STREET
                            HONOLULU, HAWAII 96819


                    (Name and address of agent for service)

                               (808) 832-4550
         (Telephone number, including area code, of agent for service)

                               ---------------

                       CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF         AMOUNT TO       OFFERING PRICE        AGGREGATE           AMOUNT OF
SECURITIES TO BE REGISTERED    BE REGISTERED       PER SHARE          OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock, no par value      1,000,000(1)       $4-1/4(2)           $4,250,000(2)         $1,254
=========================================================================================================

(1) Pursuant to Rule 416 under the Securities Act, this Registration
    Statement also covers such additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) Calculated pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the Registrant's Common Stock on September 25, 1998, as reported by the Nasdaq SmallCap Market.

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

                                PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference

The following documents previously filed by Hawaiian Natural Water Company, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

  (a) The Registrant's Annual Report on Form 10K-SB for the fiscal year ended December 31, 1997;

  (b) The Registrant's Quarterly Reports on Form 10Q-SB for the quarters ended March 31, 1998 and June 30, 1998, respectively; and

  (c) The description of the Registrant's Common Stock contained in the Company's registration statement on Form 8-A dated
       April 21, 1997.


     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated by reference into this Registration Statement and made a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable

Item 5.  Interests of Named Experts and Counsel

         Not applicable

Item 6.  Indemnification of Directors and Officers


     Article IX of the Registrant's Articles of Incorporation provides as follows:

     "Each director or officer of this corporation, and his legal representatives, shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim in which he is made a party by reason of his being or having been such a director or officer; and any person who, at the request of this corporation, serves as director or officer of another corporation in which this corporation owned corporate stock, and his legal representative, shall in like manner be indemnified by this corporation; provided, that in neither case shall the corporation indemnify such director or officer with respect to any matter as to which he shall be finally adjudged liable for negligence or misconduct in the performance of this duty to the corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper, and shall further be indemnified as to any compromise or settlement of any such action, suit or proceeding or claim asserted against such director or officer (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined the officer or director involved was not guilty of negligence or misconduct; but, in taking such action, any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matter, it shall be determined by a committee of three (3) persons appointed by the shareholders at a duly called special meeting or a regular meeting. In determining whether or not a director or officer was guilty of negligence or misconduct in relation to any such matter, the Board of Directors or committee appointed by the shareholders, as the case may be, may rely conclusively upon an opinion of independent counsel selected by such Board or Committee. The right to indemnification herein provided shall not be exclusive of any other right to which such director or officer may be lawfully entitled.

     The Registrant maintains liability insurance on behalf of its officers and directors. The Registrant has not entered into any indemnity agreements, and has no indemnification arrangements, with any of its officers and directors except as described above.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8. Exhibits.

 EXHIBIT
  NUMBER        DESCRIPTION
 -------        -----------

  4.1          Specimen Stock Certificate for the Registrant's
               Common Stock (Incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10Q-SB for the quarter ended June 30, 1997)

  4.2 Reference is made to the Registrant's Registration Statement on Form 8-A (No. 0-29280), which is incorporated herein by reference pursuant to Item 3(c).

  5.1          Opinion of Graham & James LLP re legality

 23.1          Consent of Arthur Andersen LLP

 23.2          Consent of Graham & James (included in Exhibit 5.1 hereto)

 24.1          Power of Attorney (included on page II-4)

 99.1          1998 Stock Option Plan (including exhibits thereto) (Incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on
               Form 10Q-SB for the quarter ended June 30, 1998)

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made pursuant to Rule 415 under the Securities Act, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) Reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the total dollar value of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ""Calculation of Registration Fee'' table in the effective registration statement;

             (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed with the Commission by the Registrant under the Exchange Act.

     (2) That, for purposes of determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time as the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii on September 30, 1998.

                                       HAWAIIAN NATURAL WATER COMPANY, INC.

                                       By        /s/  Marcus Bender
                                          -----------------------------------
                                                      Marcus Bender
                                          President & Chief Executive Officer


                                 POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marcus Bender and David Laeha, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                       TITLE                          DATE
           ---------                       -----                          ----
                                      President and Chief
      /s/ Marcus Bender                Executive Officer and
----------------------------------     Director (Principal          September 30, 1998
          Marcus Bender                Executive Officer)



        /s/ David Laeha              Chief Financial Officer
----------------------------------    (Principal Financial and      September 30, 1998
            David Laeha               Accounting Officer)


        /s/ Brian Barbata
----------------------------------   Director                       September 30, 1998
            Brian Barbata

       /s/ Michael Chagami
----------------------------------   Director                       September 30, 1998
           Michael Chagami

      /s/ Keijiro Sorimachi
---------------------------------    Director                       September 30, 1998
          Keijiro Sorimachi